Exhibit 99.1

Inergy, L.P. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Financial Statements

Inergy, L.P. (“Inergy”), Inergy GP, LLC, the managing general partner of Inergy (“Inergy GP”), Inergy Holdings, L.P. (“Holdings”), Inergy Holdings GP, LLC, the general partner of Holdings (“Holdings GP”), NRGP Limited Partner, LLC, a wholly owned subsidiary of Holdings GP (“New NRGP LP”), and NRGP MS, LLC, a wholly owned subsidiary of Holdings GP (“MergerCo”), entered into the First Amended and Restated Agreement and Plan of Merger dated as of September 3, 2010 (the “merger agreement”) as part of a plan to simplify the capital structures of Inergy and Holdings. On November 5, 2010, the transactions contemplated by the Merger Agreement closed, and as a result of the merger, the outstanding common units representing limited partner interests in Holdings (the “Holdings common units”) and the IDRs in Inergy that Holdings previously owned were cancelled.

Holdings will be treated as the surviving consolidated entity of the merger for accounting purposes. The unaudited pro forma financial information presented below consists of the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2010 and the Unaudited Pro Forma Condensed Consolidated Income Statement for the year ended September 30, 2010. The unaudited pro forma financial information has been prepared giving effect to the merger agreement as if this transaction had occurred as of October 1, 2009 for the Unaudited Pro Forma Condensed Consolidated Income Statement for the year ended September 30, 2010 and as of September 30, 2010 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

These unaudited pro forma condensed consolidated financial statements do not reflect the effects of any cost savings or other synergies that may be achieved as a result of this transaction, are based on assumptions that Inergy believes are reasonable under the circumstances and are intended for informational purposes only. These statements do not necessarily reflect the results of operations or financial position of Inergy that would have resulted had the transaction actually been consummated as of the indicated dates, and are not necessarily indicative of the future results of operations or the future financial position of Inergy.

Inergy, L.P. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2010

(in millions)

	Inergy, L.P.	Pro Forma Adjustments		Inergy, L.P. Pro Forma

Assets
Current assets:
Cash and cash equivalents	$144.4	$—		$144.4
Restricted cash	588.0			588.0
Accounts receivable, net	108.0			108.0
Inventories	137.1			137.1
Assets from price risk management activities	22.5			22.5
Prepaid expenses and other current assets	15.5			15.5

Total current assets	1,015.5	—		1,015.5

Property, plant and equipment, net	1,250.1			1,250.1
Intangible assets, net	406.4			406.4
Goodwill	444.3			444.3
Other assets	1.5			1.5

Total assets	$3,117.8	$—		$3,117.8

Liabilities and partners’ capital
Current liabilities:
Accounts payable	$88.4	$—		$88.4
Accrued expenses	62.5			62.5
Customer deposits	56.8			56.8
Liabilities from price risk management activities	24.3			24.3
Current portion of long-term debt	29.6			29.6

Total current liabilities	261.6	—		261.6

Long-term debt, less current portion	1,661.1			1,661.1
Other long-term liabilities	14.3			14.3
Deferred income taxes	20.7			20.7

Total Inergy, L.P. partners’ capital	53.3	1,106.8	(a)	1,160.1
Interest of non-controlling partners in subsidiaries	1,106.8	(1,106.8	) (a)	—

Total partners’ capital (Note 2)	1,160.1	—		1,160.1

Total liabilities and partners’ capital	$3,117.8	$—		$3,117.8

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Inergy, L.P. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Income Statement

For the Twelve Months Ended September 30, 2010

(in millions, except unit and per unit data)

	Inergy, L.P.	Pro Forma Adjustments		Inergy, L.P. Pro Forma

Revenue	$1,786.0	$—		$1,786.0

Cost of product sold (excluding depreciation and amortization as shown below)	1,165.9			1,165.9

Gross profit	620.1	—		620.1

Expenses:
Operating and administrative	310.7			310.7
Depreciation and amortization	161.8			161.8
Loss on disposal of assets	11.5			11.5

Operating income	136.1	—		136.1

Other income (expense):
Interest expense, net	(91.5)			(91.5)
Other income	2.0			2.0

Income before income taxes	46.6	—		46.6

Provision for income taxes	0.2			0.2

Net income	46.4	—		46.4
Net income attributable to non-controlling partners	15.4	(15.4	) (b)	—

Net income attributable to partners (Note 2)	$61.8	$(15.4)		$46.4

Net income per limited partner unit (Note 2):
Basic	$1.73			$0.43

Diluted	$1.29			$0.38

Weighted-average limited partners’ units outstanding (Note 2) (in thousands):
Basic	35,726			108,760	(c)
Dilutive units	12,276			12,276

Diluted	48,002			121,036	(d)

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Inergy, L.P. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Presentation

These unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the management of Inergy; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the merger.

The merger results in Holdings being considered the surviving consolidated entity for accounting purposes rather than Inergy, which is the surviving consolidated entity for legal and SEC reporting purposes. As a result, the merger will be accounted for in Holdings’ consolidated financial statements as an equity transaction in accordance with Financial Accounting Standards Board Accounting Standards Codification 810-10-45, Consolidation—Overall—Changes in Parent’s Ownership Interest in a Subsidiary (FASB ASC 810). As a result, non-controlling owners’ interest will be eliminated and replaced with an equal amount of owners’ equity on the balance sheet. Consequently, no fair value adjustment will be made to the assets or liabilities of Holdings and no gain or loss will be recognized in Holdings’ net income. In addition, costs incurred to complete the merger will be charged to partners’ capital. Because Inergy is the surviving entity for legal purposes, the pro forma condensed consolidated balance sheet and statements of operations are entitled “Inergy, L.P. Pro Forma.”

Upon completion of the merger, the holders of Holdings common units received 0.77 Inergy units for each Holdings common unit that they owned.

Note 2. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

(a) To reclassify to partners’ capital the non-controlling owners’ interests in consolidated subsidiaries previously reported by Holdings related primarily to Inergy’s public limited partner unitholders.

(b) To reclassify to limited partners’ interest the net income previously allocated to non-controlling owner’s interest in consolidated subsidiaries previously reported by Holdings related primarily to Inergy’s public limited partner unitholders.

(c) The Partnership’s pro forma basic weighted-average number of Inergy units outstanding was calculated as follows:

Year Ended September 30, 2010
(in thousands)

Basic weighted-average number of Inergy units outstanding – as reported (1)	35,726
Inergy units outstanding prior to merger (2)	73,034

Pro forma basic weighted-average number of Inergy units outstanding	108,760

(d) The Partnership’s pro forma diluted weighted-average number of Inergy units outstanding was calculated as follows:

Year Ended September 30, 2010
(in thousands)

Diluted weighted-average number of Inergy units outstanding – as reported (1)	48,002
Inergy units outstanding prior to merger (2)	73,034

Pro forma diluted weighted-average number of Inergy units outstanding	121,036

(1)	As reported in Form 8-K filed by Inergy on November 29, 2010.

(2)	Excludes Inergy units outstanding prior to the merger that were held by Holdings and its subsidiaries.

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